Exhibit 10.6

LEASE AGREEMENT EXTENSION

This Lease Extension Agreement entered into by The Mallard Company as Landlord/Lessor and HYTEK, Inc., as Tenant/Lessee with reference to the following:

Lessor and Lessee desire to modify and extend the Lease Agreement and Lease Extension dated March 15, 1990 and May 23, 1997, providing the lease of space in the building commonly known as 400 Hot Springs Road, Carson City, Nevada, consisting of 23,800 square feet of office. The modified extended term conditions are as follows:

1.	Size and Location	23,800 sq. ft. of space, identified as 400 Hot Springs Road, Carson City, Nevada

2.	Second Extended Term	120 months.

3.	Commencement Date	To coincide with the current Lease Agreement, expiring on July 1, 2005.

4.	Rent	$16,150.00 per month from:

July 1, 2005 to June 30, 2008 (three years no increase)

Annual increases of 3% from:

July 1, 2008 to June 30, 2015

5.	Tenant Improvements	Landlord will provide space reconfiguration to include:

a.	Installation of footing and front glass walk-way (per drawing)

b.	Demolition of walls (per drawing)

c.	Construction of walls for conference room, lobby area, new offices, server room, janitors closet, back block wall, partition wall in work area (per drawing)

d.	Provision for 10 new doors and frames

e.	Addition of drop ceiling in south office areas, where none is currently installed

f.	Removal of electrical wiring (basic building wiring)

g.	Replacement of electrical wiring in new wall areas (basic wall duplex provision)

h.	Provision of additional ducting for HVAC to new office areas

i.	Expansion of identified bathroom to ADA compliant (per drawing)

j.	Expand storage room and put back into operation previous bathroom (per drawing)

k.	Build janitors closet adjacent to bathroom (per drawing)

l.	New carpet and VCT hard tile in areas of need or to match

6.	Options	Lessor grants Lessee an Option to Renew for one (1) five (5) year term, with notice given six (6) months or sooner.

All terms and conditions of the current Lease Agreement not specifically amended by this Extension Agreement shall remain in full force and effect throughout the remaining term and extended term of this Lease.

Dated this 10 day of March, 2004

The Mallard Company

By:	/s/ Dinah Deane, Trustee

c/o	Mallard Investment Management, Inc. Paul W. Deane, Property Manager 3490 Southampton Drive Reno, Nevada 89509

HYTEK Microsystems

By:	/s/ Philip S. Bushnell

c/o	Philip S. Bushnell, Chief Financial Officer 400 Hot Spring Road Carson City, Nevada 89706